CUSIP No. 88822Q103	SCHEDULE 3D/A	Page 17 of 18

EXHIBIT 1

AMENDED AND RESTATED
JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of Tiptree Financial Inc., a Maryland corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below, in accordance with Rule 13d-1 under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of May 6, 2014

By:	/s/ Arif Inayatullah
Arif Inayatullah

By:	/s/ Michael Barnes
Michael Barnes

By:	/s/ Geoffrey N. Kauffman
Geoffrey N. Kauffman

CUSIP No. 88822Q103	SCHEDULE 3D/A	Page 18 of 18

TIPTREE FINANCIAL PARTNERS, L.P.

By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: President and Chief Operating Officer

TRICADIA HOLDINGS, L.P.

By:	/s/ Arif Inayatullah
Name: Arif Inayatullah
Title: Principal

TRICADIA HOLDINGS GP, LLC

By:	/s/ Arif Inayatullah
Name: Arif Inayatullah
Title: Principal

TFPLP HOLDINGS I LLC

By:	TFPLP HOLDINGS MANAGEMENT LLC

By: TRICADIA HOLDINGS, L.P.
Its managing member

By: /s/ Julia Wyatt
Name: Julia Wyatt
Title: Chief Financial Officer

TFPLP HOLDINGS III LLC

By:	TFPLP HOLDINGS MANAGEMENT LLC

By: TRICADIA HOLDINGS, L.P.
Its managing member

By: /s/ Julia Wyatt
Name: Julia Wyatt
Title: Chief Financial Officer